November 26, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      Oppenheimer Municipal Bond Fund
                  Reg. No. 2-57116/File No. 811-2668
                  Written Representation of Counsel
                  ---------------------------------

To the Securities and Exchange Commission:

         On behalf of  Oppenheimer  Municipal  Bond Fund (the "Fund") and  pursuant to Paragraph  (b)(4) of Rule 485 under the
Securities  Act of  1933,  as  amended  (the  "1933  Act"),  and in  connection  with  the  Amendment  on Form  N-1A  which is
Post-Effective  Amendment No. 44 to the 1933 Act  Registration  Statement of the Fund and Amendment No. 32 to its Registration
Statement  under the  Investment  Company Act of 1940,  as amended,  the  undersigned  counsel,  who prepared or reviewed such
Amendment,  hereby  represents  to the  Commission,  for filing  with such  Amendment,  that said  Amendment  does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                              Sincerely,

                                                           /s/Dina C. Lee
                                                        ---------------------
                                                              Dina C. Lee
                                                              Assistant Vice President and
                                                              Assistant Counsel
                                                              (732) 839-3196